Exhibit 99.2

GREAT ELM CAPITAL GROUP, INC. REPORTS SECOND QUARTER 2018 FINANCIAL RESULTS, INVESTMENT IN COMMERCIAL REAL ESTATE UNDER LONG-TERM LEASE TO CREDIT-WORTHY TENANT AND NEW INVESTMENT MANAGEMENT AGREEMENTS

• GEC Utilizes its Tax Attributes in the Recapitalization of a Fort Myers Office Complex

• New Agreements in Investment Management Lead to Growth in AUM

• Second Quarter 2018 Investment Management and Fee Revenue Totaled $2.5 Million

WALTHAM, Mass, March 6, 2018 – Great Elm Capital Group, Inc. (NASDAQ: GEC, “Great Elm”) announced today that it reported results on Friday, February 9, 2018 for its second fiscal quarter ended December 31, 2017.

Great Elm is also excited to announce that it has closed the first transaction in its real estate platform by partnering with a leading investor in the Credit Tenant Lease (“CTL”) space to recapitalize the Gartner I and Gartner II office buildings and associated property in Fort Myers, Florida.  Great Elm’s real estate strategy is to build a diversified portfolio of high-quality, income-producing properties which are leased to credit-worthy tenants such as Gartner, Inc. (“Gartner”).   Please refer to the “Real Estate” section below for more detail. Great Elm estimates, based on the base case assumptions set forth herein, that this investment will generate an IRR in excess of 20%, a cash-on-cash return of 12x and NOL utilization of approximately $50 million.1

In addition, Great Elm announced today that Great Elm Capital Management, Inc. (“GECM”), a U.S. Securities and Exchange Commission (“SEC”) registered investment advisor and wholly owned subsidiary of Great Elm, has entered into new investment management agreements with an institutional investor to manage three separate accounts with assets totaling approximately $33 million (par value). GECM’s investment approach focuses on applying the principles of value investing to the capital structures of leveraged middle-market issuers.  Please refer to the “Investment Management” section below for more detail.

Great Elm is a publicly-traded holding company that is seeking to create long-term shareholder value by building a business across three verticals: investment management, real estate, and operating companies.

“We are pleased to announce the closing of the first transaction in our real estate platform as well as the growth in our investment management business. The team also continues to devote substantial time and effort to the acquisition of operating companies that generate significant earnings,” noted Peter A. Reed, Great Elm’s Chief Executive Officer and GECM’s Chief Investment Officer.

[1]	There are no assurances that such estimates will be achieved. See “Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995” on page 4 and “Base Case Assumptions” on Page 6.

Real Estate

Great Elm announced today that it has partnered with CRIC2 Funds, a leading investor in the CTL space, to recapitalize the Gartner I and Gartner II Class A office buildings and associated property (collectively, the “Property”) in Fort Myers, Florida.

Under the terms of the transaction, Great Elm will acquire an 80.1% equity interest in the Property for a capital outlay of approximately $3.0 million. The total value of the transaction is $61 million, with $57.5 million of non-recourse debt remaining on the Property. Currently, the Property is leased, on a triple net basis, to Gartner until March 31, 2030, which date may be extended in accordance with the lease.  Under the terms of the lease, Gartner is required to make monthly payments, substantially all of which will be used to service the outstanding debt on the Property and which Great Elm estimates will generate $6.1 million of revenue and $1.9 million of net income over the next 12 months and $74.1 million of revenue and $20.6 of net income over the remaining term of the lease.

With a credit-worthy tenant in place, the CTL structure allows Great Elm to finance this transaction with a significant amount of non-recourse leverage, resulting in the potential for equity-like returns with limited credit risk and a modest amount of capital deployed. Furthermore, Great Elm’s significant tax attributes alleviate one of the most common concerns for investors in the CTL space: the potential generation of taxable income that results from the owner’s receipt of lease payments from the tenant when substantially all of such payments are used to service the debt on the property.  Great Elm believes that its ability to absorb this “phantom income” should make it a preferred partner to leading investors and developers.

“We are excited to announce our first real estate investment with the closing of the Fort Myers transaction. We hope this will be the first of many, as we seek to build a portfolio of high-quality real estate assets,” said Mr. Reed. “Most importantly, we believe this transaction and our real estate strategy more broadly will deliver significant, long-term value to our shareholders.”

For more information on the aforementioned transaction, please refer to Great Elm’s Current Report on Form 8-K filed with the SEC on March 6, 2018. Additionally, Great Elm will be hosting a conference call to discuss the Fort Myers transaction in greater detail; details below under “Conference Call and Webcast.”

Earnings

As of December 31, 2017, Great Elm had two operating segments: investment management and general corporate. Select financial highlights for investment management are as follows:

▪

For the three months ended December 31, 2017, Great Elm recognized investment management and administration fee revenue of $2.5 million, up 88% year-over-year as compared to $1.3 million of revenue generated in the same period in the prior year.[2]

[2]	The quarter ended December 31, 2016 was a partial period for investment management fees with the closing of the merger with Full Circle Capital Corporation on November 3, 2016.

▪

For the three months ended December 31, 2017, Great Elm reported Adjusted EBITDA for its investment management division of $1.0 million, up 83% year-over-year as compared to $0.6 million of Adjusted EBITDA generated in the same period in the prior year.[2]

▪	For the six months ended December 31, 2017, Great Elm reported Adjusted EBITDA of $1.5 million, as compared to $0.6 million of Adjusted EBITDA generated in the same period in the prior year. [2]

▪

For the three months ended December 31, 2017, Great Elm reported Net Income for its investment management division of $0.15 million, as compared to ($0.8 million) of Net Loss generated in the same period in the prior year.[2]

▪

For the six months ended December 31, 2017, Great Elm reported a Net Loss for its investment management division of ($1.5) million, as compared to ($0.8 million) of Net Loss generated in the same period in the prior year. [2]

Great Elm believes that a rising rate environment should be positive for GECC’s fee generation, which in turn should increase GECM’s earnings. Based on GECC’s portfolio as of September 30, 2017, assuming no other changes to the portfolio, an increase in LIBOR of 100 basis points would result in an increase of $0.8 million of Net Investment Income (“NII”). An increase in LIBOR of 200 basis points would result in an increase of $1.6 million of NII and an increase of 300 basis points would result in an increase of $2.4 million of NII.3

“These operating results highlight the attractiveness of investment management for Great Elm: the opportunity to grow revenues with strong profit margins and limited capital requirements by leveraging the skills and experience of our seasoned investment team,” noted Mr. Reed.

Investment Management

GECM also announced today that it has entered into investment management agreements (the “IMAs”) to manage three separate accounts with assets totaling approximately $33 million (par value) for an institutional investor.

Formed in 2016, GECM is also the external manager of Great Elm Capital Corp. (NASDAQ: GECC), a publicly traded business development company with approximately $218.3 million in gross assets under management as of September 30, 2017. With the closing of the aforementioned IMAs and the previously announced baby bond issuance by GECC in January 2018 (NASDAQ: GECCM), GECM’s gross assets under management have grown by over 10% in the past year.

“We are excited to announce this new investment management relationship and believe that the opportunity to partner with such a prestigious institutional investor is a testament to our team and our expertise in navigating complex, leveraged, special situations investment opportunities,” said

[3]	Please refer to Great Elm Capital Corp.’s Form 10-Q Filed on November 6, 2017.

Mr. Reed. “We view this as the first of many growth opportunities for the Great Elm investment management platform.”

Conference Call & Webcast

Great Elm will host a conference call and webcast on Wednesday, March 7, 2018 at 4:00 p.m., New York City time, to discuss the Fort Myers transaction in greater detail. All interested parties are invited to participate in the conference call by dialing +1 (844) 820-8297; international callers should dial +1 (661) 378-9758. Participants should enter the Conference ID 8987517 when asked. For a copy of the slide presentation that will be referenced during the course of our conference call, please visit: www.greatelmcap.com under Downloads: Investor Relations or email investorrelations@greatelmcap.com. Additionally, the conference call will be webcast simultaneously at: https://edge.media-server.com/m6/p/pswt4ifn.

About Great Elm Capital Group, Inc.

Great Elm Capital Group, Inc. (NASDAQ: GEC) is a publicly-traded holding company that, through its wholly owned subsidiary, Great Elm Capital Management, Inc., conducts an investment management business focused on leveraged finance. Great Elm is also seeking to build a business across both real estate assets and operating companies.  Great Elm Capital Group’s website can be found at www.greatelmcap.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements in this press release that are “forward-looking” statements, including statements regarding expected revenue, taxable income and net income, involve risks and uncertainties that may individually or collectively impact the matters described herein. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made and represent Great Elm’s assumptions and expectations in light of currently available information.  These statements involve risks, variables and uncertainties, and Great Elm’s actual performance results may differ from those projected, and any such differences may be material. For information on certain factors that could cause actual events or results to differ materially from Great Elm’s expectations, please see Great Elm’s filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Additional information relating to Great Elm’s financial position and results of operations is also contained in Great Elm’s annual and quarterly reports filed with the SEC and available for download at its website www.greatelmcap.com or at the SEC website www.sec.gov.

Non-GAAP Financial Measures

The SEC has adopted rules to regulate the use in filings with the SEC, and in public disclosures, of financial measures that are not in accordance with US GAAP, such as adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”). Adjusted EBITDA is derived from methodologies other than in accordance with US GAAP. Great Elm believes that Adjusted EBITDA is an important measure for investors to use in evaluating Great Elm’s businesses. In addition, Great Elm’s management reviews Adjusted EBITDA as they evaluate acquisition opportunities.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it either in isolation from, or as a substitute for, analyzing Great Elm’s results as reported under US GAAP. Non-GAAP financial measures reported by Great Elm may not be comparable to similarly titled amounts reported by other companies.

Set forth below is a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, net income. The information in the table below includes forecasts, projections and other predictive statements that represent Great Elm’s assumptions and expectations in light of currently available information. These forecasts, projections and other predictive statements involve risks, variables and uncertainties. Great Elm’s actual performance results may differ from those projected in in the table below, and any such differences may be material.

	For the Three Months Ended December 31, 2017			For the Three Months Ended December 31, 2016
Dollar amounts in thousands	Investment Management	General Corporate	Total	Investment Management	General Corporate	Total
Net income (loss) - US GAAP	$150	$(1,352)	$(1,202)	$(832)	$(7,302)	$(8,134)
EBITDA:
Net income (loss) - US GAAP	$150	$(1,352)	$(1,202)	$(832)	$(7,302)	$(8,134)
Interest	37	—	37	67	2,583	2,650
Taxes	—	—	—	—	—	—
Depreciation and amortization	133	—	133	1,018	—	1,018
EBITDA:	$320	$(1,352)	$(1,032)	$253	$(4,719)	$(4,466)
Adjusted EBITDA:
EBITDA	$320	$(1,352)	$(1,032)	$253	$(4,719)	$(4,466)
Stock based compensation	719	208	927	317	151	468
Unrealized loss on investment in GECC	—	1,180	1,180	—	7,049	7,049
Non-reimbursable MAST Capital expenses	4	39	43	—	—	—
Re-measurement of warrant liability	—	—	—	—	(11)	(11)
Adjusted EBITDA	$1,043	$75	$1,118	$570	$2,470	$3,040

	For the Six Months Ended December 31, 2017			For the Six Months Ended December 31, 2016
Dollar amounts in thousands	Investment Management	General Corporate	Total	Investment Management	General Corporate	Total
Net loss - US GAAP	$(1,477)	$(3,109)	$(4,586)	$(832)	$(10,717)	$(11,549)
EBITDA:
Net loss - US GAAP	$(1,477)	$(3,109)	$(4,586)	$(832)	$(10,717)	$(11,549)
Interest	135	—	135	67	6,036	6,103
Taxes	—	—	—	—	—	—
Depreciation and amortization	313	—	313	1,018	—	1,018
EBITDA:	$(1,029)	$(3,109)	$(4,138)	$253	$(4,681)	$(4,428)
Adjusted EBITDA:
EBITDA	$(1,029)	$(3,109)	$(4,138)	$253	$(4,681)	$(4,428)
Stock based compensation	2,271	413	2,684	317	333	650
Unrealized loss on investment in GECC	—	1,534	1,534	—	7,049	7,049
Non-reimbursable MAST Capital expenses	281	128	409	—	—	—
Re-measurement of warrant liability	8	—	8	—	(11)	(11)
Adjusted EBITDA	$1,531	$(1,034)	$497	$570	$2,690	$3,260

Base Case Assumptions:

1.Purchase price of the Property: $61.2 million

2.Sale price of the Property upon lease expiration in 2030: $83.6 million

3.Capitalization rate of approximately 6.4% is held constant from purchase to sale

4. 2% gross brokerage fee in the event of a sale of the Property

5.Priority of payments to the equity in the event of a sale of the Property:

a.GEC priority return of invested capital

b.Minority equity 7% Management Fee

c.Remaining balance to be split 80.1% to GEC and 19.9% to minority holders

Media & Investor Contact:

Great Elm Capital Group

Meaghan K. Mahoney

Senior Vice President

+1 617 375-3006

mmahoney@greatelmcap.com or investorrelations@greatelmcap.com